EXHIBIT 23.1

Webb & Company, P.A. Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this post effective Amendment #1 to the Registration Statement on Form S-1 of our report dated March 12, 2008 relating to the financial statements of Paw Spa, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
November 18, 2008